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                                                                 EXHIBIT 10.28

                         TRUSTEE COMPENSATION AGREEMENT

         THIS TRUSTEE COMPENSATION AGREEMENT ("Agreement") is entered into effective as of January 1, 2003, by and between Samuel Zell ("Chairman") and Equity Office Properties Trust ("Trust"), a Maryland real estate investment trust.

                                    RECITALS

         WHEREAS, the Chairman has served as Chairman of the Trust's Board of Trustees since 1996; and

         WHEREAS, in recognition of the extraordinary services previously rendered by Chairman and to incentivize the Chairman to continue rendering such services, the Trust wishes to enter into this Agreement; and

         WHEREAS, the Chairman also wishes to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the payment and adequacy of which is hereby acknowledged, the parties agree as follows:

I. CHAIRMAN'S COMPENSATION

Chairman's compensation for each full calendar year that this Agreement is in effect shall be as follows:

         A. In or prior to each of the months of March 2004, 2005 and 2006, for services rendered as Chairman and trustee during the calendar year preceding the date of grant, the Trust shall grant Chairman share options in the Trust (the "Share Options Grant") and restricted common shares of beneficial interest in the Trust (the "Restricted Shares Grant") having a combined total dollar value of $3,250,000 for each such grant date. The grants of $3,250,000 shall be allocated between the Share Options Grant and the Restricted Shares Grant in the same ratio as approved by the Compensation and Option Committee of the Trust's Board of Trustees (the "Compensation Committee") for the annual long-term incentive grants to the Trust's senior executive officers; provided, however, if the Chief Executive Officer and the other executive officers do not all receive the same relative allocation of Share Options Grant and Restricted Shares Grant, Chairman's relative allocation shall be the same as that of the Chief Executive Officer.

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         B.       The number of options in each Share Options Grant will be
                  determined using the same value per option and same exercise price that the Compensation Committee uses in determining the amount of the annual share option grants to the Trust's employees and the option exercise price for those grants. For example, if the Compensation Committee values one share option at $1.90 and if the total value allocated to share options is 25%, or $812,500, Chairman would receive a grant of 427,632 Share Options ($812,500/$1.90). Except as provided below, the term of each Share Options Grant shall be for a period of ten
                  (10) years beginning on the grant date and ending on February 28 of the tenth year after the grant date. Each Share Options Grant will vest over a three year period, with one-third of each grant vesting on each of the first, second, and third anniversary dates (which is agreed for these purposes to be March 1 of the calendar year in which each such anniversary date occurs) of said grant, subject to Chairman's continuing service as the Trust's Chairman of the Board of Trustees on each vesting date, unless such grant is otherwise forfeited or earlier vested pursuant to the terms and conditions of this Agreement.

         C. The number of restricted shares in each Restricted Shares Grant will be determined using the same value per share that the Compensation Committee uses in determining the amount of the annual restricted share grants to the Trust's employees. For example, assuming the value of one Trust common share on the date of grant is $25.00, if the total value allocated to the Restricted Shares Grant is 75%, or $2,437,500, Chairman would receive 97,500 Restricted Shares ($2,437,500/$25.00). Each Restricted Shares Grant will vest over a five year period, with one-fifth of each grant vesting on each of the first five anniversary dates (which is agreed for these purposes to be March 1 of the calendar year in which each such anniversary date occurs) following said grant, subject to Chairman's continuing service as the Trust's Chairman of the Board of Trustees on each vesting date, unless such grant is otherwise forfeited or earlier vested pursuant to the terms and conditions of this Agreement or the Plan (hereafter defined).

         D.       (i)      Each Share Options Grant and Restricted Shares Grant
                  shall be deemed issued pursuant and subject to the terms and conditions of the Trust's amended and restated 1997 Share Option and Share Award Plan, as amended (the "Plan"). If the Trust is required or chooses to make any grants to Chairman specified in this Agreement out of a reserve of Trust shares established pursuant to a plan that is the successor or similar to the Plan, then for purposes of such grant and this Agreement "Plan" shall mean such successor or similar plan. If
                  (1) the Plan pursuant to which Share Options Grants or Restricted Shares Grants are made to Chairman under this Agreement limits the number of the Trust's common shares that may be awarded in any year to eligible participants under such Plan, and

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                  (2) the formulas in Section I of this Agreement would result in Share Options Grants or Restricted Shares Grants in excess of such limitations, then the Share Options Grant and/or the Restricted Shares Grant for any year affected by the limitations will be reduced to satisfy the limitations.

                  (ii) The Trust agrees that any decisions under the Plan relating to this Agreement shall be made by the Compensation Committee and not by the Plan Administrator or the Trust's Chief Legal Counsel.

                  (iii) The Trust represents to Chairman that there shall always be sufficient Shares under the Plan available for issuance to cover the potential awards to Chairman, and that, if necessary the Trust shall adopt another or a successor stock option and share award plan and submit such plan for shareholder approval to ensure the granting of the awards to Chairman required under this Agreement. Any such successor stock option and share award plan shall be, insofar as it affects Chairman, substantially equivalent to the existing Plan and not inconsistent with any provision of this Agreement. The Trust further represents to Chairman that in the event insufficient Shares are available under the Plan or a successor plan to satisfy the Trust's obligation to grant options and restricted shares pursuant to this Agreement, it shall be required to provide Chairman with substantially equivalent substitute awards, subject to any requisite shareholder approval, or the cash equivalent thereof.

         E. It is the intent of the parties that Chairman is not and shall not be deemed to be an employee of the Trust, and that the Trust will not make any withholdings or deductions from any taxable income realized in connection with the Share Options Grants or Restricted Shares Grants and that the Trust will report such income to Chairman on Form 1099.

         F. The parties agree that the payments made or to be made by the Trust to Chairman pursuant to this Agreement are the sole compensation the Trust is obligated to pay to Chairman for his services as Chairman of the Board of Trustees, as a trustee of the Trust or as a member of any committee of the Board of Trustees of the Trust.

II.      TERM AND COMPENSATION UPON TERMINATION

         A. This Agreement shall become effective as of January 1, 2003 and shall continue in effect until the earliest to occur of
                  (i) the death or Disability (as defined below) of Chairman;
                  (ii) Chairman's resignation, failure to be re-elected as a trustee of the Trust or removal as a trustee and as Chairman of the Board of Trustees of the Trust; or (iii) the issuance of the Share Options Grant and Restricted Shares Grant in March 2006. Nothing herein shall require the Board of Trustees to continue to nominate

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                  Chairman for re-election as a trustee or as Chairman of the
                  Board. Nothing herein shall require Chairman to serve if nominated and elected.

         B. Should this Agreement terminate prior to the end of any calendar year during the term hereof as a result of Chairman's voluntary resignation as a trustee of the Trust, or Chairman's involuntary termination as a trustee of the Trust OTHER THAN for "Cause" (defined below), Chairman shall receive, on the date such Grant would have normally been made, (x) any compensation due hereunder for the prior calendar year that has not then been awarded, and (y) as his sole compensation for the calendar year in which this Agreement terminates, a prorated Share Options Grant and a prorated Restricted Shares Grant, equal to the full dollar amount of each such Grant for said calendar year, multiplied by a fraction, the numerator of which is the number of days in said calendar year that this Agreement was in effect before it terminated, and the denominator of which is 365.

         C. The Restricted Share Grant issued pursuant to Section II.B above shall not be subject to the vesting restrictions described in Section I.C. Any prior Restricted Share Grant that is still unvested as of the date of the termination of this Agreement for reasons described in Section II.B above, shall become vested as of the date of termination of this Agreement.

         D. The Share Options Grant issued pursuant to Section II.B above shall not be subject to the vesting restrictions described in
                  Section I.B, and shall expire at the original termination date of such Share Options Grant. Any prior Share Options Grant that is still unvested as of the date of the termination of this Agreement for reasons described in Section II.B above, shall become vested as of the date of termination of this Agreement, and shall expire on the original termination date of the Share Options Grant.

         E. Should this Agreement terminate prior to the end of any calendar year during the term hereof as a result Chairman's involuntary termination as a trustee of the Trust for Cause:

                           (i) Chairman shall not be entitled to (x) any compensation that would have otherwise been due hereunder for the prior calendar year that had not then been awarded, or (y) any prorated Share Options Grant or Restricted Shares Grant for the calendar year during which this Agreement terminates;

                           (ii) Any unvested Share Options Grants expire on the date this Agreement terminates;

                           (iii) Any vested Share Options Grants remain exercisable for the shorter of (a) three (3) months after this Agreement terminates; or
                                    (b) the original termination date of the Share Options Grant, and thereafter shall expire; and

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                           (iv)     Any shares subject to unvested Restricted
                                    Shares Grants are forfeited back to the
                                    Trust.

         F. For purposes of this Agreement, a termination of services as a trustee is for "Cause" if Chairman has been convicted of a felony involving fraud or dishonesty or the termination is evidenced by a resolution adopted in good faith by at least two-thirds of the Board of Trustees that Chairman: (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Trust (other than a failure resulting from Chairman's incapacity due to physical or mental illness or from Chairman's assignment of duties that would constitute "Good Reason") which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to Chairman specifying the manner in which Chairman has failed substantially to perform or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Trust; PROVIDED, HOWEVER, that no termination of Chairman's services as a trustee shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to Chairman a copy of a written notice setting forth that Chairman was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail and (y) Chairman shall have been provided an opportunity to be heard in person by the Board (with the assistance of Chairman's counsel if Chairman so desires). Neither an act nor a failure to act, on Chairman's part shall be considered "intentional" unless the Chairman has acted or failed to act with a lack of good faith and with a lack of reasonable belief that Chairman's action or failure to act was in the best interest of the Trust.

         G. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described below:
                  (i) any failure to pay Chairman any compensation or benefits to which he is entitled within thirty (30) days of written notice thereof; (ii) the Trust's requiring Chairman to be based at any location other than Chairman's then principal location for his other business activities; (iii) the insolvency or the filing (by any party, including the Trust) of a petition for bankruptcy of the Trust, which petition is not dismissed within sixty (60) days; or (iv) any material breach by the Trust of any provision of this Agreement.

         H. For purposes of this Agreement, "Disability" shall mean a physical or mental condition that would entitle Chairman to benefits under the Trust-sponsored long-term disability plan if Chairman was an employee of the Trust and participated in such disability plan, as determined by the Compensation Committee.

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III.     CHAIRMAN'S DUTIES

Chairman shall perform such duties as are consistent with the office of Chairman of the Board of Trustees and consistent with the services historically performed by Chairman.

IV.      EXPENSES

Chairman shall be personally responsible for his office rent and office related expenses and all business related expenses (including, without limitation, travel expenses) which would otherwise be customarily reimbursed as expenses incurred in connection with Trust business and/or his responsibilities as Chairman of the Board of Trustees and will not be reimbursed by the Trust for any such expenses.

V.       ARBITRATION

Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association, and judgment upon any award so rendered may be entered in any court having jurisdiction thereof.

VI.      NOTICE

Any notice or other communication required or permitted to be transmitted under this Agreement shall be in writing, and personally delivered or mailed, return receipt requested, postage prepaid, addressed to the parties hereto at their addresses following their signatures below, or at such other addresses as may be hereafter designated by a party by notice delivered in accordance herewith. Any notice delivered personally shall be effective on the date of delivery and any notice mailed, as aforesaid, shall be effective on the second day following posting.

VII.     WAIVER OF BREACH

The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the one party.

VIII.    ASSIGNMENT

The rights and obligations of the Trust and Chairman under this Agreement shall inure to the benefit of, and shall be binding upon, the Trust and its successors and assigns and Chairman and his heirs and personal representatives.

IX.      ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. It may not be changed orally but only by agreement in writing

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signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

X.       GOVERNING LAW AND SEVERABILITY

This Agreement shall be construed and enforced, and all questions concerning compliance by any person with its terms shall be determined under the laws of the State of Illinois. All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein, and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable.

                            [Signature page follows]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

 EQUITY OFFICE PROPERTIES TRUST,
 a Maryland real estate investment trust

By: /s/ Stanley M. Stevens
    ----------------------------------

Name: Stanley M. Stevens

Title: Executive Vice President

Address:   Two North Riverside Plaza
           Suite 2100
           Chicago, Illinois 60606
           Attention: Chief Legal Counsel

CHAIRMAN:

   /s/ Samuel Zell
--------------------------------------
       Samuel Zell

Address:    Two North Riverside Plaza
            Suite 600
            Chicago, Illinois 60606

MODIFICATION TO TRUSTEE COMPENSATION AGREEMENT

     Under Paragraph I.C. of the Trustee Compensation Agreement, restricted share awards made to Mr. Zell are to vest over five years. In February 2004, Mr. Zell was awarded restricted shares by the Compensation Committee vesting over four years, which is the same vesting period as restricted share awards made to the Company's executive officers for long-term incentive compensation.











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